Exhibit 99.11

POWER OF ATTORNEY

June 12, 2019

KNOW ALL BY THESE PRESENTS, that, by executing this Limited Power of Attorney (this “Limited Power of Attorney”), the undersigned hereby makes, constitutes and appoints Kristin K. Rulison (the “Attorney-in-Fact”) as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described, on behalf of and in the name, place and stead of the undersigned:

(1)          to prepare, execute and deliver, and to file with the United States Securities and Exchange Commission and with any securities exchange or similar authority, for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of securities of Carrols Restaurant Group, Inc. or any successor thereto (the “Company”), (i) any Schedule 13D or Schedule 13G (and any amendment or exhibit thereto), (ii) any Form 3, 4, or 5 (and any amendment or exhibit thereto) and (iii) any other form, schedule or report relating to securities of the Company, in each case, (i) through (iii), as considered necessary or advisable under Section 13 or Section 16(a) of the Securities Exchange Act of 1934 (as amended from time to time, and together with the rules and regulations promulgated thereunder, the “Exchange Act”);

(2)          to seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in, or with respect to, the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, the release of which information by any such person to the Attorney-in-Fact is hereby authorized, approved and ratified by the undersigned; and

(3)          to do and perform and authorize any and all acts for and on behalf of the undersigned, and to take any other action of any type whatsoever, in connection with the foregoing that, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required of, the undersigned.

The undersigned hereby gives and grants to the Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or appropriate to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifies and confirms all that the Attorney-in-Fact, or the Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned hereby acknowledges that:

(a)          the Attorney-in-Fact is serving in such capacity at the request of the undersigned;

(b)          this Limited Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in her discretion on information provided to the Attorney-in-Fact without independent verification of such information;

(c)          any document prepared and/or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as the Attorney-in-Fact, in her sole discretion, deems necessary or advisable;

(d)          the Attorney-in-Fact does not assume (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(e)          this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms, schedules or reports under Section 13 or Section 16 of the Exchange Act with respect to the undersigned’s holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

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IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of the date first written above.

CAMBRIDGE FRANCHISE HOLDINGS, LLC

By:	/s/ Matthew Perelman
Name:	Matthew Perelman
Title:	Co-President